Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of TScan Therapeutics, Inc. of our report dated March 9, 2022 relating to the financial statements of TScan Therapeutics, Inc., appearing in the Annual Report on Form 10-K of TScan Therapeutics, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 9, 2022